EX-99.23(n)(16)

JNL Series Trust
Multiple Class Plan

This Multiple Class Plan (this “Plan”) has been approved pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the A “1940 Act”), by a majority of the Trustees of JNL Series Trust (the “Trust”), a series-type, registered open-end management investment company, with respect to each of the Trust's investment portfolios (each a “Fund”) as shown on Schedule A hereto, as amended from time to time.

1. Class Designations.  Each Fund is authorized to issue from time to time the following classes of shares:

Class A
Class B

2. Class A Shares.  Class A Shares of a Fund will be offered for sale subject to a 12b-1 Fee, pursuant to the Trust’s Distribution Plan (the “Distribution Plan”).  For purposes hereof, “12b-1 Fee” refers to the fee authorized under the Trust’s Distribution Plan, pursuant to Rule 12b-1 under the 1940 Act, that reflects the use of a portion of a Fund’s assets to finance shareholder services or certain activities expected directly or indirectly to result in the sale of the relevant Fund’s Class A Shares. Imposition of the 12b-1 Fee is subject to any required approval by the Trust’s Board of Trustee and/or affected Class A Fund shareholders.

3. Class B Shares.  Class B Shares of a Fund will be offered for sale without being subject to a 12b-1 Fee.

4. Relative Rights and Obligations.  Each class of shares of a Fund will represent interests in the same portfolio of investments of the Fund and will have in all respects the same rights and obligations as each other class of the Fund, except as otherwise provided herein.  Each class of shares may be subject to different investment minimums and other conditions of eligibility as may be described in the prospectus for the particular class of shares, as from time to time in effect.

5. Class Expenses.  Each class of shares of a Fund will pay all of the expenses of an arrangement for shareholder services or the distribution of shares or both that is specific to that class, including the fees and expenses of any plan adopted pursuant to Rule 12b-1 relating to the particular class (including the expenses of obtaining shareholder approval of any such plan or amendment thereto) and any shareholder or administrative services plan or agreement relating to the particular class but not adopted under Rule 12b-1; and each class may, to the extent practicable, pay a different share of other expenses (excluding advisory or custodial fees or other expenses related to the management of the Fund's assets), if such other expenses are actually incurred in a different amount by that class or the class receives services of a different kind or to a different degree than other classes, including any incremental transfer agency fees attributable to the particular class and, consistent with rulings and other published statements of position of the Internal Revenue Service, any expenses of the Fund's operations that are directly attributable to the particular class.

6. Income, Gain, and Losses and Fund-Wide Expenses.  Income, gain, and losses and expenses not allocated to a particular class of shares of a Fund will be allocated in accordance with Rule 18f-3(c) or any successor provision.  As a result of differences in allocated expenses, it is expected that the net income of, and dividends payable to, each class of shares will vary.  Dividends and distributions paid to each class will be calculated in the same manner, on the same day and at the same time.

7. Waivers And Reimbursements.  Expenses may be waived or reimbursed by a Fund's adviser, underwriter or any other provider of services to the Fund.

8. Conversion Features.  Shares of one class of a Fund may not be converted into shares of another class of the same Fund.

9. Exchange Privileges.  Shares of each class of a Fund may be exchanged for shares of the same class of another Fund or, if the other Fund has only one class of shares, for shares of that class, but in either case only to the extent otherwise permitted as described in the prospectus for the particular class of shares, as from time to time in effect.

10. Voting Rights.  Each class of shares of a Fund will have (i) exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement and (ii) separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class.

11. Amendments.  All material amendments to this Plan must be approved pursuant to Rule 18f-3 by a majority of the Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust.

Adopted: May 1, 2010

Schedule a
Investment portfolios

Fund	Class
JNL/American Funds Blue Chip Income and Growth Fund	Class A Class B
JNL/American Funds Global Bond Fund	Class A Class B
JNL/American Funds Global Small Capitalization Fund	Class A Class B
JNL/American Funds Growth-Income Fund	Class A Class B
JNL/American Funds International Fund	Class A Class B
JNL/American Funds New World Fund	Class A Class B
JNL/AIM International Growth Fund	Class A Class B
JNL/AIM Large Cap Growth Fund	Class A Class B
JNL/AIM Global Real Estate Fund	Class A Class B
JNL/AIM Small Cap Growth Fund	Class A Class B
JNL/Capital Guardian U.S. Growth Equity Fund	Class A Class B
JNL/Capital Guardian Global Diversified Research Fund	Class A Class B
JNL/Capital Guardian Global Balanced Fund	Class A Class B
JNL/Credit Suisse Commodity Securities Fund	Class A Class B
JNL/Credit Suisse Long/Short Fund	Class A Class B
JNL/Eagle Core Equity Fund	Class A Class B
JNL/Eagle SmallCap Equity Fund	Class A Class B
JNL/Franklin Templeton Founding Strategy Fund	Class A
JNL/Franklin Templeton Global Growth Fund	Class A Class B
JNL/Franklin Templeton Income Fund	Class A Class B
JNL/Franklin Templeton International Small Cap Growth Fund	Class A Class B
JNL/Franklin Templeton Mutual Shares Fund	Class A Class B
JNL/Franklin Templeton Small Cap Value Fund	Class A Class B
JNL/Goldman Sachs Core Plus Bond Fund	Class A Class B
JNL/Goldman Sachs Emerging Markets Debt Fund	Class A Class B
JNL/Goldman Sachs Mid Cap Value Fund	Class A Class B
JNL Institutional Alt 20 Fund	Class A
JNL Institutional Alt 35 Fund	Class A
JNL Institutional Alt 50 Fund	Class A
JNL Institutional Alt 65 Fund	Class A
JNL/Ivy Asset Strategy Fund	Class A Class B
JNL/JPMorgan International Value Fund	Class A Class B
JNL/JPMorgan MidCap Growth Fund	Class A Class B
JNL/JPMorgan U.S. Government & Quality Bond Fund	Class A Class B
JNL/Lazard Emerging Markets Fund	Class A Class B
JNL/Lazard Mid Cap Equity Fund	Class A Class B
JNL/M&G Global Basics Fund	Class A Class B
JNL/M&G Global Leaders Fund	Class A Class B
JNL/Mellon Capital Management Bond Index Fund	Class A Class B
JNL/Mellon Capital Management Global Alpha Fund	Class A Class B
JNL/Mellon Capital Management European 30 Fund	Class A Class B
JNL/Mellon Capital Management Index 5 Fund	Class A
JNL/Mellon Capital Management International Index Fund	Class A Class B
JNL/Mellon Capital Management Pacific Rim 30 Fund	Class A Class B
JNL/Mellon Capital Management Small Cap Index Fund	Class A Class B
JNL/Mellon Capital Management 10 x 10 Fund	Class A
JNL/Mellon Capital Management S&P 500 Index Fund	Class A Class B
JNL/Mellon Capital Management S&P 400 MidCap Index Fund	Class A Class B
JNL/Oppenheimer Global Growth Fund	Class A Class B
JNL/PAM Asia ex-Japan Fund	Class A Class B
JNL/PAM China-India Fund	Class A Class B
JNL/PIMCO Real Return Fund	Class A Class B
JNL/PIMCO Total Return Bond Fund	Class A Class B
JNL/PPM America High Yield Bond Fund	Class A Class B
JNL/PPM America Mid Cap Value Fund	Class A Class B
JNL/PPM America Small Cap Value Fund	Class A Class B
JNL/PPM America Value Equity Fund	Class A Class B
JNL/Red Rocks Listed Private Equity Fund	Class A Class B
JNL/Select Balanced Fund	Class A Class B
JNL/Select Money Market Fund	Class A Class B
JNL/Select Value Fund	Class A Class B
JNL/T. Rowe Price Established Growth Fund	Class A Class B
JNL/T. Rowe Price Mid-Cap Growth Fund	Class A Class B
JNL/T. Rowe Price Short-Term Bond Fund	Class A Class B
JNL/T. Rowe Price Value Fund	Class A Class B
JNL/S&P Managed Growth Fund	Class A
JNL/S&P Managed Conservative Fund	Class A
JNL/S&P Managed Moderate Growth Fund	Class A
JNL/S&P Managed Moderate Fund	Class A
JNL/S&P Managed Aggressive Growth Fund	Class A
JNL/S&P Disciplined Moderate Fund	Class A
JNL/S&P Disciplined Moderate Growth Fund	Class A
JNL/S&P Disciplined Growth Fund	Class A
JNL/S&P Competitive Advantage Fund	Class A Class B
JNL/S&P Dividend Income & Growth Fund	Class A Class B
JNL/S&P Intrinsic Value Fund	Class A Class B
JNL/S&P Total Yield Fund	Class A Class B
JNL/S&P 4 Fund	Class A